UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 11, 2023
Date of Report (Date of earliest event reported)

AptarGroup, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11846 (Commission File Number)	36-3853103 (IRS Employer Identification No.)

265 Exchange Drive, Suite 301, Crystal Lake, Illinois 60014

(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	ATR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 11, 2023, in connection with a periodic review of the by laws of AptarGroup, Inc. (the “Company”), the Company’s board of directors (the “Board”) adopted amended and restated by-laws (as amended, the “Amended and Restated By-laws”), effective immediately. Among other things, the amendments effected by the Amended and Restated By-laws:

•	Modify the provisions relating to adjournment procedures and lists of stockholders entitled to vote at stockholder meetings, in each case, to reflect recent amendments to the Delaware General Corporation Law;

•	Adjust the director nomination and stockholder proposal window to be between 120 and 90 days (from 90 and 60 days) prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders;

•	Enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submission of stockholder proposals (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) made in connection with annual or special meetings of stockholders, including, without limitation, as follows:

o	Addressing matters relating to Rule 14a-19 under the Exchange Act (the “Universal Proxy Rules”) (e.g., providing the Company a remedy if a stockholder fails to satisfy the Universal Proxy Rule requirements, requiring stockholders intending to use the Universal Proxy Rules to notify the Company of any change in such intent within two business days and to provide reasonable evidence of the satisfaction of the requirements under the Universal Proxy Rules at least five business days before the applicable meeting);

o	Clarifying that stockholders are not entitled to make additional or substitute nominations following the expiration of the time periods for nominations;

o	Requiring that proposed nominees make themselves available for and submit to interviews by the Board or any Board committee within ten days following the date of any reasonable request therefor from the Board or any Board committee; and

o	Requiring certain additional disclosures regarding, among other items, conflicts of interest;

•	Clarify the powers of the chair of stockholder meetings;

•	Clarify the procedures and mechanics related to proxies and inspectors of election; and

•	Make various other updates, including ministerial and conforming changes, and changes in furtherance of gender neutrality.

The foregoing summary of the amendments effected by the Amended and Restated By-laws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated By-laws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 8.01.	Other Events.

As a result of the amendment to the Amended and Restated By-laws described in Item 5.03 of this Current Report on Form 8-K, stockholders who intend to present a proposal or nominate a director at the Company’s 2024 annual meeting of stockholders (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act) must deliver notice of the proposal or nomination to the Company’s Secretary at the Company’s principal executive offices on or after January 4, 2024 and on or prior to February 3, 2024. Any such stockholder proposal or nomination must comply with the requirements set forth in the Amended and Restated By-laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated By-laws of AptarGroup, Inc. adopted on October 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AptarGroup, Inc.

Date: October 13, 2023	By:	/s/ Kimberly Y. Chainey
Kimberly Y. Chainey
Executive Vice President, Chief Legal Officer and Corporate Secretary